UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2015

EARTH LIFE SCIENCES INC.

 (Exact name of registrant as specified in its charter)

NEVADA	001-31444	98-0361119
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

1324 Chemin de Chambly, Longueil, Quebec Canada J4J 3X3
(Address of principal executive offices)

(514) 771-6161

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

The attached announcement was released to the news media on December 2015.

Earth Life Sciences Inc. has been engaged since inception in the mining exploration, mining development. Through these contacts and assignments, the company has identified certain mineral assets that it intends to develop and explore. White Channel (details) production of Silica-Gold and commercialisation of Silica. Sampling results will announced soon as per National policy NI 43-101.

Silica, such as the materials found on the White Channel Project, can be utilized in a wide variety of ways: landscape rock, cement additives, silicon feed, mica, artisan clays, concrete additives, agricultural fillers, paint, window and bottle glass, fibre optics, porcelain and ceramics. Specific qualities of silica are also used in the oil industry as fracture sand, in the steel industry as foundry mould sand and flux for steel manufacturing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTH LIFE SCIENCES INC.

Date: December 10, 2015	/s Lin Han
Lin Han